Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Investors
Bob Okunski
408-240-5447
Bob.Okunski@sunpowercorp.com

Media
Helen Kendrick
408-240-5585
Helen.Kendrick@sunpowercorp.com

SunPower Signs Loan Agreements to Finance 44-MW Solar Power Plants in Italy

SAN JOSE, Calif., December 2, 2010 – SunPower Corp. (NASDAQ: SPWRA, SPWRB) today announced that it has signed loan agreements associated with its previously announced solar bonds with BNP Paribas and Société Générale, both located in Milan, Italy.  As part of this financing, a SunPower subsidiary has borrowed €195.2 million to finance the final two phases of the Montalto di Castro solar park, which will total 44 megawatts (MW).  The solar bonds are expected to be funded in December of this year.  SunPower has completed construction and will provide operations and maintenance of these power plants, and intends to complete its equity sale before the end of this year.

The Montalto di Castro solar park, developed by SunPower, is located in the Lazio region of Italy near Rome, where the 20-MW first phase was connected to the grid in November 2009, several weeks ahead of schedule.  The 8-MW second phase was commissioned earlier this fall, and the third and fourth phases, totaling the 44 MW, brings the total scale of the project to 72 MW.

“This financing agreement puts us one step closer toward accomplishing the industry’s first-of-its-kind solar bond,” said Dennis Arriola, SunPower CFO.  “We are on track to close the debt financing and sell the equity in these parks, all before the end of this year, consistent with our fourth-quarter revenue and earnings guidance.”

Editors’ Note:
The capacity of power plants in this release is described in approximate megawatts on an alternating current (AC) basis unless otherwise noted. On a direct current (DC) basis, the final two phases of the Montalto di Castro solar park total approximately 51 MW in capacity. They form part of a multi-phase solar park with a capacity of approximately 85 MW (DC).

About SunPower
Founded in 1985, SunPower Corp. (Nasdaq: SPWRA, SPWRB) designs, manufactures and delivers the planet's most powerful solar technology broadly available today. Residential, business, government and utility customers rely on the company's experience and proven results to maximize return on investment. With headquarters in San Jose, Calif., SunPower has offices in North America, Europe, Australia and Asia. For more information, visit www.sunpowercorp.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that do not represent historical facts and may be based on underlying assumptions. SunPower uses words and phrases such as  “expected to,” “will,” “intends,” “one step closer,” “on track” and “guidance” to identify forward-looking statements in this report, including forward-looking statements regarding (a) the funding and closing of the solar bonds for Montalto 44 in December 2010, (b) SunPower’s operation and maintenance of Montalto 44, and (c) sale of equity of Montalto 44 before the end of 2010 and consistency with SunPower Q4 2010 revenue and earnings guidance. Such forward-looking statements are based on information available to SunPower as of the date of this press release and involve a number of risks and uncertainties, some beyond SunPower's control, that could cause actual results to differ materially from those anticipated by these forward-looking statements, including risks and uncertainties such as: (i) SunPower’s ability to sell the equity in Montalto 44; (ii) general business and economic conditions, including seasonality of the industry; (iii) growth trends in the solar power industry; (iv) the continuation of governmental and related economic incentives promoting the use of solar power in Italy; (v) unanticipated delays or difficulties securing necessary permits, licenses or other governmental approvals; (vi) unanticipated problems with deploying the system on the sites; (vii) the completion of all steps necessary under Italian law for the securitization of the € 195.2 million loans (“Project Loans”)  in order to issue the solar bonds, including, but not limited to, the publication of a notice in the Official Gazette and the registration with the Companies’ Registrar; (viii) the satisfaction of all conditions precedent to issuance of the solar bonds under the underwriting agreement for the sale of the solar bonds including, but not limited to: (A) no material adverse change or a prospective material adverse change in the condition (financial or otherwise), business, properties, general affairs, shareholder’s equity or results of operations of Andromeda PV S.r.l. (SunPower subsidiary and the borrower of the Project Loans) (“Subsidiary”) or Andromeda Finance S.r.l. (a special purpose finance vehicle) (“Issuer”) (such material adverse change, a “MAE”),  and no event making any of the representations and warranties provided by the Issuer and the Subsidiary untrue or incorrect in any material respect; and (B) none of the investors which have given firm commitments to purchase the solar bonds, revokes, terminates, rescinds or in any way withdraws its commitment on the basis of an MAE or a change in national or international financial, political or economic conditions or currency exchange rates or exchange controls as would likely prejudice materially the value of the solar bonds or dealings in the solar bonds in the secondary market; and (ix) other risks described in SunPower's Annual Report on Form 10-K for the year ended January 3, 2010 and Quarterly Report on Form 10-Q for the quarter ended October 3, 2010, and other filings with the Securities and Exchange Commission.  These forward-looking statements should not be relied upon as representing SunPower's views as of any subsequent date, and SunPower is under no obligation to, and expressly disclaims any responsibility to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

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